UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         February 28, 2008

ZYGO CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-12944	06-0864500
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Laurel Brook Road, Middlefield, CT		06455-0448
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:             (860) 347-8506

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A amends the Form 8-K filed with the Securities and Exchange Commission on February 29, 2008, pertaining to ZYGO’s acquisition of certain assets of SolVision Inc. in February 2008 by including the information required by Items 2.01 and 9.01 in Form 8-K.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On February 28, 2008, we acquired certain assets of SolVision Inc. (“SolVision”), a Canadian-based company, including the shares of its Singapore subsidiary, for $4.1 million in cash (net of cash received). In addition, we loaned to SolVision $1.5 million, of which $0.7 million was recovered as part of the purchase price allocation based on asset values. With this acquisition, we entered the market for in-line inspection of flip chip substrates and IC packaging. Included in the acquisition is the patented FMI technology for rapid 3D inspection. We anticipate that continued development of the FMI head and Flip Chip Substrate equipment will occur in Montreal and that the IC packaging inspection product line will continue to be developed and manufactured in Singapore.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial statements of businesses acquired

The audited consolidated financial statements of SolVision Inc. as of and for the years ended September 30, 2007 and 2006, including the auditors’ report thereon of Ernst & Young LLP, are attached hereto as Exhibit 99.1.

(b)      Pro forma financial information

The unaudited pro forma condensed combined statement of operations of Zygo Corporation and SolVision Inc. for the year ended June 30, 2008 is attached hereto as Exhibit 99.2

(c)	Exhibits

	23	Consent of Independent Auditors

	99.1	Audited consolidated financial statements of SolVision Inc. as of and for the years ended September 30, 2007 and 2006, including the Auditors’ report thereon of Ernst & Young LLP.

	99.2	Unaudited pro forma condensed combined statement of operations of Zygo Corporation and SolVision Inc. for the year ended June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYGO CORPORATION

Date: December 5, 2008	By:	/s/ Walter A. Shephard
Name: Walter A. Shephard
Title: Vice President Finance, CFO,
and Treasurer

EXHIBIT INDEX

23	Consent of Independent Auditors

99.1	Audited consolidated financial statements of SolVision Inc. as of and for the years ended September 30, 2007 and 2006 including the auditors’ report thereon of Ernst & Young LLP.

99.2	Unaudited pro forma condensed combined statement of operations of Zygo Corporation and SolVision Inc. for the year ended June 30, 2008.